Exhibit 11

1900 K Street, N.W. Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

March 1, 2019

Board of Trustees, MainStay Funds Trust 51 Madison Avenue New York, NY 10010

Re:	Registration Statement on Form N-14
(MainStay Conservative Allocation Fund, MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund and MainStay Growth Allocation Fund, each a series of MainStay Funds Trust)

Ladies and Gentlemen:

We have acted as counsel for MainStay Funds Trust (the “Trust”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the transfer of all of the assets of each Acquired Fund to its corresponding Acquiring Fund, as shown in the table below, each a series of MainStay Funds Trust, in exchange for the issuance of Investor Class, Class A, Class I, Class R1, Class R2 and Class R3 shares of beneficial interest of each such Acquiring Fund, par value $0.001 per share, except that MainStay Conservative Allocation Fund will not issue Class R2 shares to the MainStay Retirement 2010 Fund (the “Shares”), and the assumption of each such Acquired Fund’s liabilities by the Acquiring Funds pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) by the Trust, on behalf of the Acquiring Funds and the Acquired Funds, as filed with the Registration Statement.

Acquired Fund	Acquiring Fund
MainStay Retirement 2010 Fund	MainStay Conservative Allocation Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund	MainStay Moderate Allocation Fund
MainStay Retirement 2040 Fund	MainStay Moderate Growth Allocation Fund
MainStay Retirement 2050 Fund
MainStay Retirement 2060 Fund	MainStay Growth Allocation Fund

In connection with the opinions set forth herein, you have provided to us originals, drafts, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a draft of the Registration Statement; a draft of the Agreement; the Trust’s Declaration of Trust; and the Trust’s By-Laws (the “By-Laws”).  We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Board of Trustees of the Trust (the “Trustees”); (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that the Shares proposed to be registered pursuant to the Registration Statement, as made effective by the Commission, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP